PROSPECTUS Dated                              Pricing Supplement No. 1
January 6,2000                                Effective September 4,2000
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                   Registration Statement

                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


                 - - - - - - - - - - - - - - -


                    Interest Rate Per Annum

                    - - - - - - - - - - - -


Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Year     Year      Year     Year     Year
----------   -------   ------   -------   -------  -------   -------
09/04/2000    6.53%     6.73%    6.80%     6.98%    7.22%     7.45%